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                                  Exhibit 10.4

                              EMPLOYMENT AGREEMENT

     This Employment Agreement, dated as of December 24, 1998, by and between Care Management Science Corporation, a Pennsylvania corporation (the "Company"), and David J. Brailer, M.D., Ph.D. ("Executive").

                                   WITNESSETH

     WHEREAS, the Company wishes to employ Executive as its President and Chief Executive Officer and Executive is desirous of being so employed, all upon the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   EMPLOYMENT AND DUTIES.

          (a) The Company hereby employs Executive for the Term (as hereinafter defined) to render services to the Company as President and Chief Executive Officer. Employee shall have overall charge of the business operations of the Company, with the general powers and duties of supervision and management usually vested in the offices of chief executive office and president of a corporation, shall perform the duties regarding such position as are set forth in the Company's By-Laws and shall perform such other duties commensurate with such office as he shall be reasonably directed by the Board of Directors of the Company (the "Board") to perform, consistent with the management prerogatives, policy directives and executive authority of the Board. Executive shall be required to travel on Company business only to the extent substantially consistent with his business travel obligations immediately prior to the execution of this Agreement. Except as Executive otherwise agrees in writing, Executive shall not be required to relocated from the standard metropolitan statistical area (as defined by the Bureau of the Census, U.S. Department of Commerce) for the City of Philadelphia, Pennsylvania (the "Greater Philadelphia Metropolitan Area"). Executive hereby accepts such employment and agrees to render the services described herein, all on the terms and conditions of this Agreement.

          (b) The Company acknowledges that Executive (i) holds and intends to retain his faculty appointments (the "Appointments") at the medical and business schools of the University of Pennsylvania (the "University"); (ii) maintains a clinical medical practice at the Hospital of the University of Pennsylvania that requires office hours and patient/hospital rounds of no more than one-half day per week and, pursuant to his responsibilities under the terms of the Appointments, teaches at the University, serves on faculty committees and performs certain research for the University relating exclusively to the Appointments, all of which activities, in the aggregate, require no more than two full business days per week; and (iii) renders expert and consulting services from time to time, engages in specific lecturing and speaking in academic forums and may accept and retain other faculty appointments in addition to or as replacement for those the Executive holds at the University (collectively, such activities set forth under (i), (ii)


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and (iii) above being hereinafter collectively referred to as the "Outside
Activities"). The University and the Company (through the Company's wholly-owned subsidiary, The Center for Health Choice) have entered into a license agreement with the University (the "License Agreement"). Under the University's patent policies and faculty appointment policies applicable to the Executive under the Appointments (collectively, the "University Patent Policies"), and pursuant to the License Agreement, the intellectual property that Executive produces pursuant to the Appointments, which is the property of the University, has been licensed to the Company on the terms set forth in the License Agreement and the University and the Company have permitted Executive to engage in the Outside Activities, recognizing them as consistent with the Company's interests under the License Agreement and the Executive's prior efforts through the date hereof on behalf of the Company. The Company also acknowledges that the Outside Activities do not conflict with the performance of the Executive's duties under this Agreement. Other than performing the Outside Activities, and complying with University Patent Policies, Executive agrees to devote his entire working time, attention and energies to the performance of the business of the Company and its affiliates (as hereinafter defined); and Executive shall not, directly or indirectly, alone or as a member of any partnership or other organization, or as an officer, director or employee of any other corporation, partnership or other organization, be actively engaged in or concerned with any other duties or pursuits which, in the reasonable judgment of the Board, interfere with the performance of his duties hereunder, or which, even if non-interfering, are contrary to the best interests of the Company and its affiliates; PROVIDED, HOWEVER, that so long as the Outside Activities do not require any additional time of the Executive as they require on the date hereof, the Board shall not characterize the Outside Activities as interfering or contrary to the best interests of the Company; PROVIDED, FURTHER, that the Executive may invest his personal or family assets in such form or manner as will not require any services on his part in the operation of the affairs of the enterprises in which such investments are made and in which his participation is solely that of a minority investor; FURTHER, PROVIDED, that the Executive may engage in charitable, civic, fraternal or trade group activities, so long as such activities shall not violate any provision of this Agreement or materially interfere with his performance of his duties hereunder or compliance with the restrictions contained herein. As used herein, the term "affiliate" means and includes any person, corporation or other entity controlling, controlled by or under common control with the Company.

     2.   TERM OF EMPLOYMENT.

     The term of Executive's employment under this Agreement will commence as of the date hereof (the "Effective Date") and end an the third anniversary hereof (the "Initial Term"), subject to renewal as described below unless sooner terminated by mutual agreement of the parties or pursuant to Section 7 or 8 of this Agreement. Upon the termination of the Initial Term, and each anniversary of such termination, this Agreement shall be deemed automatically renewed for a period of twelve months thereafter (each being an "Additional Term"), unless, at least 60 days prior to such termination, either party delivers written notice to the other party of the intention of such party not to renew this Agreement (the Initial Term and any Additional Term are hereinafter sometimes referred to as the "Term" of this Agreement).


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     3.   COMPENSATION AND BENEFITS.

          (a) As compensation for the services to be rendered by Executive hereunder, including all services to any subsidiary of the Company, the Company agrees to pay or cause to be paid to Executive, during the first year of the Term of his employment hereunder, an annual base salary of $250,000 (the "Base Salary"). For each subsequent year of the Term, the Base Salary will be reviewed annually by the Board and may be increased in the sole discretion of the Board; PROVIDED, HOWEVER, that on each anniversary of the Effective Date, Executive shall be entitled to an increase in Base Salary and the "Minimum Bonus" (as defined below) equal to not less than five percent (5%) of the Base Salary and the "Minimum Bonus" (as defined below) for the preceding year. Executive's Base Salary shall not be reduced during the Term and shall be payable in such installments as is the policy of the Company generally with respect to employees of the Company.

          (b) In each year of the Term of Executive's employment hereunder, Executive shall receive, in one lump sum, a minimum bonus, in addition to the Base Salary, in an amount not less than $25,000 (the "Minimum Bonus"). For purposes of Section 7(a) and 8(c) of this Agreement, Executive shall be deemed to have earned the Minimum Bonus at the outset of each year of the Term, regardless of the date on which the Company pays or Executive receives the Minimum Bonus. Executive may receive such other bonuses on such dates, in such amounts and an on such other terms as may be determined by the Board in its sole discretion (the Minimum Bonus, together with any other bonus compensation paid or payable to the Executive shall be collectively referred to in this Agreement as "Incentive Compensation").

          (c) The Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as it reasonably may require.

          (d) Executive shall be eligible under any incentive plan, stock option plan, stock award plan, bonus, profit sharing, participation or extra compensation plan, pension, group insurance, other benefit plans (both qualified and non-qualified for federal tax purposes) or other so-called "fringe" benefits or perquisites, if any, which the Company generally provides for its executives. The Company currently has established, or upon the Effective Date will establish, a stock option incentive plan (the "Incentive Plan") under which options (collectively, the "Options") to acquire up to 5% of the fully diluted equity of the Company will be granted to management on the Effective Date, as eligible participants under the Incentive Plan. Of the 5% of the fully diluted equity of the Company available under the Incentive Plan, Options representing 3% out of the available 5% will vest and become exercisable in 2000, if the Company achieves the objectives described in the Incentive Plan for that year and the remaining 2% out of the available 5% will vest and become exercisable in 2001, if the Company achieves the objectives described in the Incentive Plan for that year; PROVIDED, HOWEVER, that if the Company fails to meet such objectives described in the Incentive Plan for either or both 2000 or 2001, the Options that would have become exercisable in each year in which such objectives are


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not met shall not become exercisable in such yew but instead will become exercisable by Executive at a substantially later date (as set forth in the Incentive Plan and the documents evidencing the Options), if Executive is then employed by the Company. The Options to be granted to the Executive from the Incentive Plan shall not be "incentive stock options" under the Internal Revenue Code of 1986, as amended and therefore shall be non-qualified stock options ("NQSO's), shall have an exercise price equal to the per share price paid for the equity investment to be made in the Company by J. H. Whitney & Co. (the "Investor") on or before the Effective Date and, subject to achievement by the Company of objectives set forth in the Incentive Plan, as described above, shall be exercisable in an amount not less than 0.75% of the fully diluted equity of the Company in 2000 and 0.5% of the fully diluted equity of the Company in 2001. The Company shall furnish the Executive with office space, secretarial support and such other facilities and services as shall be convenient and adequate for the performance of his duties as set forth in this Agreement.

          (e) The Company shall provide to Executive and the members of his immediate family, at the Company's expense, medical (including major medical and preventive care) and dental insurance with coverage reasonably satisfactory to Executive and the Company.

          (f) Executive shall be eligible under any group life and/or disability insurance covering its executives generally.

          (g) Executive shall be entitled to not less than four weeks paid vacation, plus all federal holidays, in each calendar year. Unused vacation days shall not be accumulated from year to year for the purpose of absence from work, but upon termination of employment of Executive for any reason, Executive shall be entitled to compensation calculated on his Base Salary on a PRO RATA basis, for all accrued but unpaid vacation days.

          (h) Any securities of the Company now or hereafter held by the Executive and acquired by the Executive from the Company in any transaction not involving a public offering, whether received by the Executive through exercise of stock options or otherwise, shall be included in the definition of "Registrable Securities" under that certain Registration Rights Agreement, dated as of the Effective Date, between the Company and the Investor (the "Registration Rights Agreement") and the Executive shall be deemed a "Holder of Registrable Securities") under such Registration Rights Agreement, with all rights and privileges thereof as though such Registration Rights Agreement were fully set forth herein.

          (i) No changes shall be made in any benefits, insurance plans or perquisites that would adversely affect the Executive unless such change occurs pursuant to a program applicable to all Company executives and does not result in a proportionately greater reduction in the rights or benefits of Executive as compared with any other executive of the Company. Nothing paid to the Executive under subparagraphs 3(d), (e), (f) and (g) shall be deemed to be in lieu of the Base Salary or Incentive Compensation to which the Executive would be otherwise entitled under subparagraphs 3(a) and (b).


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     4.   CONFIDENTIALITY.

          (a) Except as otherwise required by the University Patent Policy or the License Agreement, and subject to the provisions of Section 4(c) below, Executive shall not, during the Term of this Agreement, or at any time following termination of this Agreement, directly or indirectly, disclose or permit to be known (other than (i) as is reasonably required in the regular course of his duties, including disclosure to the Company's advisors and consultants, (ii) as required by law or (iii) with the prior written consent of the Board of Directors), to any person, firm or corporation, any confidential information acquired by him during the course of, or as an incident to, his employment or the rendering of services hereunder, relating to the Company or any of its subsidiaries, or any corporation, partnership or other entity owned or controlled, directly or indirectly, by or controlling the Company or its subsidiaries has a beneficial interest. Such confidential information shall include, but shall not be limited to, business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, personnel policies, the substance of agreements with customers, suppliers and other marketing or dealership arrangements, servicing and training programs and arrangements, customer lists and any other documents embodying any confidential information. This confidentiality obligation shall not apply to any confidential information which becomes publicly available other than pursuant to a breach of this Section 4 by Executive or were obtained from a third party not acquiring the information under an obligation of confidentiality from the disclosing party and intended for the benefit of the Company.

          (b) All information and documents relating to the Company and its affiliates as hereinabove described shall be the exclusive property of the Company and upon termination of Executive's employment with the Company, all documents, records, reports, writings and other similar documents containing confidential information, including copies thereof, then in Executive's possession or control shall be returned and left with the Company.

          (c) Recognizing the requirement of the University Patent Policies, the terms of the Appointments and the desire of the Executive, to disclose certain work done at the direction of the Company at the University or elsewhere, either through publication in reputable scientific journals, participation in lectures, seminars or symposia, or by correspondence with other members of the scientific community (herein referred to as a "Disclosure"), the Executive and the Company shall confer and consult with each other in each instance where any anticipated scientific Disclosure may contain some of the trade secrets, know-how or processes of the Company with a view toward resolving the competing interests of confidentiality and desired scientific interchange through disclosure in a manner fairly and reasonably consistent with the interests of the Company. No such Disclosure shall be made, nor shall any manuscript be submitted for publication, unless and until (i) the Board has had at least thirty days to review the same; (ii) the Company, if desired, has had ample time to effect associated patent filings so as to preserve patent rights; and (iii) such Disclosure is not prohibited under the University Patent Policy, the License Agreement, or any other agreement between the Company and a third party.


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     5.   NON-COMPETITION.

     Executive shall sign a Non-Competition Agreement in the form attached hereto as EXHIBIT A (the "Non-Competition Agreement"). The Non-Competition Agreement shall have no further force or effect if the Executive's employment hereunder is terminated by the Company, under Section 7 or otherwise, for any reason other than "Cause" (as defined in Section 7) or if Executive terminates his employment for "Good Reason" under and as defined in Section 8.

     6.   EQUITABLE REMEDIES AND ENFORCEABILITY OF COVENANTS.

          (a) If Executive commits a breach, or threatens to commit a breach, of any of the provisions hereof, it is acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

          (b) If any of the covenants contained herein, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

          (c) If any of the covenants contained herein, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

         (d) Other than claiming that the employment of Executive under this Agreement was terminated for reasons other than "cause" as defined in Section 7, the existence of any claim or cause of action by Executive against the Company or any affiliate of the Company shall not constitute a defense to the enforcement by the Company of the covenants contained herein, but such claim or cause of action shall be litigated separately.

     7.   TERMINATION BY THE COMPANY.

          (a) The Company may terminate Executive's employment under this Agreement without any breach of this Agreement only upon written notice to Executive setting forth the basis for such termination and only if any one or more of the following shall occur, and for no other reason:

               (1) There exists Cause for termination and the Company delivers to the Executive written notice within 90 days of knowing or having reasonable basis for knowing of an event constituting such Cause. For purposes of this Agreement, the term "Cause" seems (a) the willful failure by Executive to substantially perform his duties or obligations hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness or leaves of absence to which Executive is entitled and other than breaches of the covenants set


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forth in Section 4 hereof or under the Non-Competition Agreement or the
Nondisclosure, Proprietary Information and Invention Assignment Agreement (as hereinafter defined) which events are governed by clause (e) below), resulting, or reasonably likely to result, in material economic harm to the Company; PROVIDED such failure remains uncured for a period of 20 days after written notice describing the same is received by the Executive; PROVIDED, FURTHER that isolated or insubstantial failures shall not constitute Cause hereunder, (b) Executive's conviction (which, through lapse of time or otherwise, is not subject to appeal) of any felonious crime or offense, (c) the unauthorized securing by Executive of any personal profit in connection with the business of the Company or any of its subsidiaries, (d) use of alcohol or any unlawful controlled substance to the extent that it interferes on a continuing and material basis with the performance of Executive's duties under the Agreement,
(e) the commission of any acts involving dishonesty or fraud which, in the goof faith opinion of the Board, are harmful to the Company, or (f) any material breach by Executive of the terms of Section 4 of this Agreement or under the Non-Competition Agreement or the Nondisclosure, Proprietary Information and Invention Assignment Agreement; PROVIDED such breach continues uncured for (7) days after written notice of such breach has been received by the Executive from the Company. For purposes of the definition of "Cause" under this Agreement, no act, or failure to act on Executive's part shall be considered "willful" if it was done, or omitted to be done, in good faith and with reasonable belief that such action or omission was in the best interest of the Company. Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board prior to its taking such action), finding that in the opinion of the Board, Executive engaged in conduct set forth above in clauses (a)-(f) above, and specifying the particulars thereof (a "Notice of Termination for Cause"). Upon Executive's termination for cause by the Company, Executive shall be entitled to receive his Base Salary through the day on which his termination occurs, together with any performance or special Incentive Compensation earned but not yet paid at the time of such termination; and any other compensation and benefits to which Executive may be entitled under applicable plans, programs and agreements of the Company through the date of such termination.

               (2) Executive's death during the Term; PROVIDED, HOWEVER, that Executive's legal representatives shall be entitled to receive his Base Salary through the last day of the third month after the month in which his death occurs, together with any performance or special Incentive Compensation earned but not yet paid at the time of death; a PRO RATA performance Incentive Compensation bonus for any performance-based bonus paid to all executives of the Company in the year in which such termination for death occurs; and any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company, including, without limitation, the proceeds of any applicable disability insurance policies through the date of such termination.

               (3) Executive shall become physically or mentally disabled so that he is unable substantially to perform his services hereunder for a period of 120 consecutive days or 180 non-consecutive days in any 365 day period. Notwithstanding such disability the Company shall continue to pay Executive his Base Salary through the date of such termination, together with any performance or special Incentive Compensation earned but not yet paid at the time of termination for disability; a PRO RATA performance Incentive Compensation bonus for any performance-based bonus paid to all executives of the Company in the year in which such termination for disability occurs; and any other compensation and benefits to which Executive and his legal representatives may be entitled under applicable plans, programs and agreements of the Company, including, without limitation, the proceeds of any applicable disability insurance policies through the date of such termination.

          (b)  Upon any termination of Executive's employment hereunder under
Section 7, Executive shall be deemed to have resigned from all positions as an officer and/or director of the Company and any of its subsidiaries.


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          (c)  All determinations of Cause or termination pursuant to Section 2 hereof or this Section 7 shall be made by the vote of a majority of the entire Board of Directors.

     8.   TERMINATION BY EXECUTIVE.

          (a) Executive may terminate this Agreement, without any breach of this Agreement, for "Good Reason"; PROVIDED that Executive has provided written notice (a "Good Reason Notice") to the Company that an event included in the definition of "Godo Reason" has occurred, specifying such event and stating that unless such event is cured, that Executive will terminate this Agreement, and such event continues uncured for 30 days after such written notice from the Executive has been received by the Company. Good Reason shall exist if any one or more of the following shall occur:

               (1) a material breach of the terms of this Agreement by the Company and such breach continues uncured for 30 days after written notice of such breach is first given;

               (2) a material breach by the Company of any other material agreement with Executive and such breach continues for 30 days after written notice of such breach is first given.

               (3)  a "change of control" of the Company (as defined below).

               (4) the Executive is removed from the position of President and Chief Executive Officer of the Company for any reason other than the termination of his employment permitted by the terms of this Agreement; the Executive suffers a material diminution in the authorities, duties or responsibilities normally associated with the position of President and Chief Executive Officer, or there are assigned to him duties and responsibilities materially inconsistent with those normally associated with such position; the Executive's Base Salary is decreased by the Company, or his benefits under any material employee benefit plan or program of the Company is or are reduced if similar reductions are not made for substantially all other senior executives; the Company fails to obtain a written agreement for any successor to the Company to assume and perform this Agreement; and within 30 days of learning of the occurrence of any of the events set forth in this clause (4), provides the Company with a Good Reason Notice specifying any of such events specified in this clause (4) and thereafter, upon the failure of the Company to cure the same, the Executive terminates his employment with the Company.

               (5) any purported termination of the Executive's employment which is not effected for Cause and pursuant to a Notice of Termination for Cause under Paragraph 7 (and for purposes of this Agreement, no such purported termination shall be effective).

          (b) For purposes of this Paragraph 8, a "change in control" shall mean the occurrence of any one of the following events; PROVIDED, HOWEVER, that if the Executive, as a director of the Company, voted in favor of any of the events that otherwise would constitute a


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"change of control" hereunder, or sold any securities as part of the events that otherwise would constitute a "change of control" hereunder, no change of control shall be deemed to have occurred:

               (1) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Act"), other than Executive and his affiliates, executors, administrators and successors, becomes a "beneficial owner", as such term is used in Rule 13d-3 promulgated under the Act, of 50% or more of the Company's voting stock;

               (2) individuals who are "Incumbent Directors" cease to constitute a majority of the members of the Board ("Incumbent Directors" for this purpose being the members of the Board of the date of this Agreement, provided that any persons becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director);

               (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

               (4) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company;

               (5) the Company combines with another company and is the surviving corporation, but immediately after the combination, the shareholders of the Company, immediately prior to the combination, hold, directly or indirectly, 50% or less of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any share received by "affiliates" as such term is defined in the rules of the Securities and Exchange Commission, of such other company in exchange for the stock of such other company); or

               (6) a "change of control" as defined in the form of indenture governing any indebtedness of the Company shall have occurred.

          (c) In the event the Executive terminates his employment for Good Reason, the Executive shall be entitled to (i) continued Base Salary payments for a period of six months following termination of his employment or through the end of the Term, whichever is longer, payable at Executive's option, either
(A) over such six months or the remaining Term, as the case may be or (B) in a lump-sum payment promptly following termination of the Executive's


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employment equal to the then present value using a discount rate per annum determined by reference to the discount rate then published by the Pension Benefit Guaranty Corporation of the remaining Base Salary due the Executive through the end of the Term; (ii) any performance bonus earned but not yet paid or any performance bonus paid to all executives after Executive's termination, PRO RATED through the date of the Executive's termination of employment; and
(iii) any Incentive Compensation and other compensation and benefits which Executive has earned and to which he may be entitled under applicable plans, programs and agreements of the Company, PRO RATED through the date of the Executive's termination of employment.

          (d) In the event of any termination of the Executive's employment under the Agreement, he shall be under no obligation to seek other employment, and there shall be no offset against amounts due him under the Agreement on account of any remuneration attributable to any subsequent employment that he may obtain. Any amounts due the Executive under the Agreement in the event of any termination of his employment with the Company are in the nature of severance payments, or liquidated damages which contemplate both direct and consequential damages that he may suffer as a result of the termination of his employment, or both, and are not in the nature of a penalty.

          (e) Upon any termination of Executive's employment hereunder for Good Reason, Executive shall be deemed to have resigned from all positions as an officer and/or director of the Company and any of its subsidiaries.

     9.   INVENTIONS DISCOVERED BY EXECUTIVE.

     Executive shall sign a Nondisclosure, Proprietary Information and Invention Assignment Agreement in the form attached hereto as EXHIBIT B (the "Nondisclosure, Proprietary Information and Invention Assignment Agreement").

     10.  INDEMNIFICATION.

     The Company shall indemnify Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses (including amounts paid in settlement and reasonable attorneys' fees) incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director, employee or agent of the Company or of any subsidiary or affiliate of the Company. The rights contained in this paragraph 10 shall not limit any rights of the Executive under the Articles or By-laws of the Company.


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     11.  REPRESENTATIONS AND AGREEMENTS OF EXECUTIVE.

     (a) Subject to the University Patent Policies and the License Agreement, Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder.

     (b) Executive agrees to submit to a medical examination and to cooperate and supply such other information and documents as may be required by any insurance company in connection with the Company's obtaining life insurance on the life of Executive, if the Company so desires, and any other type of insurance or fringe benefit as the Company shall determine from time to time to obtain.

     12.  ARBITRATION.

     Any controversy or claim arising out of or relating to this Agreement or the breach thereof) shall be settled by arbitration in Philadelphia, Pennsylvania, in accordance with the rules then existing of the American Arbitration Association (three arbitrators), and judgment upon the award rendered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Company, at its option, shall be entitled to seek and obtain equitable relief from any court of competent jurisdiction, including, without limitation, temporary, preliminary, and permanent injunctive relief and specific performance with respect to alleged violations of the covenants contained in Sections 4 and 5 of this Agreement, Section 1 of the Non-Competition Agreement or the Nondisclosure Proprietary Information and Invention Assignment Agreement, and the Company's pursuit of the remedies described in Section 6 hereof in connection therewith. The parties shall be free to pursue any remedy before the arbitration tribunal that they shall be otherwise permitted to pursue in a court of competent jurisdiction. The award of the arbitrators shall be final and binding and may be enforced by any court as if it were a judgment of that court, and may include interest at a rate or rates considered just under the circumstances by the arbitrators. The substantive law of the Commonwealth of Pennsylvania shall be applied by the arbitrators to the resolution of the dispute, provided that the arbitrators shall base their decision on the express terms, covenants and conditions of this Agreement. The arbitrators shall be required to produce a written decision setting forth the reasons for the decision or award made. The parties agree that the arbitrators shall have no power to alter or modify any express provision of this Agreement or to render any award which, by its terms, effects any such alteration or modification. Upon written demand to any party to the arbitration for the production of documents and things reasonably related to the issues being arbitrated, the party upon whom such demand is made shall promptly produce, or make available for inspection and copying, such documents and things without the necessity of any action by the arbitrators. The party which does not prevail in the arbitration shall be responsible for all fees and expenses incurred, including, without limitation, reasonable attorneys' fees, for both parties.

     13.  NOTICES.

     All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested and received), telecopy (confirmed receipt by return fax from the receiving party) or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

         If to the Company:
         Care Management Science Corporation
         3600 Market Street, Suite 501
         Philadelphia, PA  19103

         Attention: President
         Telephone:    (215) 387-9401
         Fax:          (215) 387-9406

         If to Executive:
         2323 Naudain Street
         Philadelphia, PA  19146

         Telephone:    (215) 790-0352
         Fax:          (215) 790-0356

     14.  GENERAL.

          (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely in Pennsylvania.

          (b) This Agreement, the Purchase Agreement (including the Schedules and Exhibits thereto), the University of Patent Policies, the License Agreement, the Articles and By-laws of the Company and all documents referred to therein and herein set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement or any of the agreements referred to above, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          (c) This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, or any one or more continuing waivers of any such breach, shall constitute a waiver of the breach of any other term or covenant contained in this Agreement.

          (d) This Agreement shall be binding upon the legal representatives, heirs, distributees, successors and assigns of the parties hereto; PROVIDED, however, that the Company shall not sell or substantially all of its assets without requiring the purchaser to expressly assume the Company's obligations under this Agreement, without releasing the Company.

          (e) Executive agrees to set in good faith in exercising any authority to take corporate action as a director or officer to effect termination of employment hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   CARE MANAGEMENT SCIENCE
                                   CORPORATION

                                   By: /s/ Ronald A. Paulus
                                       ------------------------------
                                         Name: Ronald A. Paulus
                                         Title: President

                                   EXECUTIVE:

                                   /s/ David J. Brailer
                                   ------------------------------(SEAL)
                                   David J. Brailer

                       CARE MANAGEMENT SCIENCE CORPORATION

                            NON-COMPETITION AGREEMENT

     Care Management Science Corporation, a Pennsylvania corporation (the "Company") and the undersigned Executive, contemporaneously with the execution of this Agreement, are entering into an Employment Agreement of even date herewith (the "Employment Agreement"), pursuant to which, among other things, the Executive will be continuing employment with the Company in the capacity of President and Chief Executive Officer. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings given such terms in the Employment Agreement. The Executive understands that the Company wishes to ensure that the Executive does not compete with the Company, on the terms and conditions specified below and in the Employment Agreement, in the event the Executive's employment with the Company is terminated for "Cause" or the Executive terminates his employment for any reason other than "Good Reason" (other than the natural expiration of the term of the Employment Agreement), as such terms are defined in the Employment Agreement.

     In consideration of the Company's employment of the Executive pursuant to the Employment Agreement, the Company and the Executive agree as follows:

          1. NON-COMPETITION; APPLICATION AND DURATION; NON-INTERFERENCE. The Executive will not, during the term of the Executive's employment by the Company and for a period of one year following the termination of the Executive's employment (the term of the Executive's employment and the one year following termination, the "Non-Competitive Period") (PROVIDED, HOWEVER, that there shall be no Non-Competitive Period whatsoever if such termination of the Executive's employment occurs by action of the Company earlier than the end of the Initial Term or any Additional Term and such termination was not for Cause under the Employment Agreement or by action of the Executive and such termination does not for Good Reason under the Employment Agreement):

               (a) as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, or in any capacity whatsoever engage in, become financially interested in, be employed by, or render any consultation or business advice with respect to any business which business is engaged in by the Company on the date hereof or during the course of Executive's employment or which business ("Company Business") is engaged in development and commercialization of any technologies or products related to the development of software and data bases that transform data into tools to be used by managers in the health care information industry or the provision of services with respect thereto (collectively, "Health Care Decision Support"), in any geographic area where, during the time of the Executive's employment, the business of the Company or any of its subsidiaries is being, had been or was proposed to be, conducted in any manner whatsoever, which technologies, products or services are (i) competitive with any Health Care Decision Support technology or application thereof or products based thereon designed, marketed, announced, leased or sold by the Company or any of its subsidiaries during the term of employment or at the time of the termination of the

Executive's employment; or (ii) substantially similar to any technology or service involving Health Care Decision Support or other Company Business which the Company was designing, marketing, announcing, leasing or selling or proposing to design, market, lease or sell during the term of the Executive's employment; or (iii) substantially similar to any technology or service involving Health Care Decision Support of which the Executive had knowledge at the time of the termination of the Executive's employment that the Company was proposing to design, market, announce, lease or sell; PROVIDED, HOWEVER, that the Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such company; further, PROVIDED, that Executive may become employed by an entity which competes with the Company as described in clause (i) PROVIDED that Executive is not personally engaged in any way, directly or indirectly, in any scientific or business activity within such entity, which competes with the Company as described above; PROVIDED, FURTHER, that this Agreement and the Employment Agreement shall not be construed to restrict the Executive's right to be employed as a full-time faculty member of any university or charitable foundation after termination of the Employment Agreement where the Non-Competition Period shall be in effect, so long as Executive's activities are limited to research and development.

               (b) during the Non-Competitive Period, request or cause any suppliers or customers with whom the Company or any of its subsidiaries has a business relationship to cancel or terminate any such business relationship with the Company or any of its subsidiaries or solicit, interfere with or entice from the Company any employee (or former employee) of the Company;

               (c) solicit, interfere with, hire, offer to hire, persuade or induce any person who is or was an officer, employee, customer or supplier of the Company or any of its subsidiaries or affiliates to discontinue his relationship with the Company or any of its subsidiaries or affiliates or accept employment by or enter contractual relations for compensation with any other entity or person, or approach any such employee of the Company or any of its subsidiaries or affiliates for any such purpose or authorize or knowingly approve the taking of any such actions by any other individual or entity. The term "affiliate" shall mean any person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

     2.   MISCELLANEOUS.

               (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (b) This Agreement, together with the Employment Agreement and the other documents referred to therein, supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Executive and the Company. The Executive agrees that any change or changes in this Agreement shall not affect the validity or scope of this Agreement, subject to the provisions of the Employment Agreement.

               (c) This Agreement will be binding upon the Executive's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns, as and to the extent the Employment Agreement is permitted to be assigned, under the terms thereof.

               (d) No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

               (e) Subject to the requirements on assignment set forth in the Employment Agreement, the Executive expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate thereof to whose employ the Executive may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

               (f) The restrictions contained in this Agreement are necessary for the protection of the business and good will of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Executive agrees that a remedy at law, in addition to such other remedies which may be available, may be inadequate.

               (g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Pennsylvania. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be arbitrated or commenced in a court, as and to the extent set forth in the Employment Agreement.

     The Executive understands that nothing in this Agreement shall otherwise affect the Executive's obligations under the Non-Disclosure, Proprietary Information and Invention Assignment Agreement, dated September 8, 1995, between the Company and the Executive.

Dated: ______________________               By: __________________________
                                                David J. Brailer

Accepted and Agreed to:

CARE MANAGEMENT SCIENCE CORPORATION

By: ________________________
    Name:
    Title: